EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated April 4, 2006 on TXP Corporation (f.k.a. Texas Prototypes, Inc.) consolidated financial statements for the period ended December 31, 2005 included in the Registration Statement (Form SB-2) and related Prospectus of TXP Corporation dated December 15, 2006.

/s/ Payne Falkner Smith & Jones, P.C.

Payne Falkner Smith & Jones, P.C.

Dallas, Texas
December 15, 2006